UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐Preliminary Proxy Statement
☐Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐Definitive Proxy Statement
☒Definitive Additional Materials
☐Soliciting Material under § 240.14a-12

The Value Line Fund, Inc.
Value Line Income and Growth Fund, Inc.
Value Line Premier Growth Fund, Inc.
Value Line Larger Companies Fund, Inc.
Value Line Centurion Fund, Inc.
Value Line Core Bond Fund
Value Line Strategic Asset Management Trust
Value Line Small Cap Opportunities Fund, Inc.
Value Line Asset Allocation Fund, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒No fee required.
☐Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

1)           Title of each class of securities to which transaction applies:
________________________________________________________________________

2)           Aggregate number of securities to which transaction applies:
________________________________________________________________________

3)           Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________________

4)           Proposed maximum aggregate value of transaction:
________________________________________________________________________

5)           Total fee paid:
________________________________________________________________________

☐Fee paid previously with preliminary materials:

☐Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)           Amount previously paid:
________________________________________________________________________

2)           Form, Schedule or Registration Statement No.:
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3)           Filing Party:
________________________________________________________________________

4)           Date Filed:
________________________________________________________________________

 Value Line Funds

Outbound Script

Meeting Date: Tuesday, March 4th, 2014

Toll Free #: (855) 520-7715

Hello, is Mr./Ms. _____________ available?

IF YES:

Hi Mr./Ms. _____________, my name is _____________ and I am calling on a recorded line on behalf of your investment in the Value Line Funds. The fund sent you proxy materials requesting that you vote your eligible shares prior to the upcoming Special Shareholder meeting scheduled to be held on March 4th, 2014.

Your Board of Trustees/Directors has recommended you vote YES on the proposals and we are calling to ask if you would like to vote along with the recommendations of your board.

IF Shareholder NOT AVAILABLE:

Is there a better time to reach Mr./Ms._____________? (IF YES) Make note & set up call back time.

IF YES:

Thank you. For the record, would you please state your full name and mailing address?

Again, my name is _____________, a proxy voting specialist on behalf of Value Line Funds.

Today’s date is _____________ and the time is _____________ Eastern Time.

Mr./Ms. _____________, I have recorded your [FOR] vote, in accordance with the Board’s recommendation with respect to the proposals as set forth in the proxy materials you received.

We will be mailing you a written confirmation of your vote within 72 hours.

If you wish to make any changes you may contact us by calling (855) 520-7715 Monday-Friday 9am-6pm or Saturday 10am-6pm EST. Thank you very much for your time and your vote. We hope you have a great day/evening.

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Value Line Funds

Outbound Script

Meeting Date: Tuesday, March 4th, 2014

Toll Free #: (855) 520-7715

IF NO, Would like to cast an ABSTAIN vote? Or Abstain from voting?

How would you like to cast your vote on the proposal?

Thank you. For the record, would you please state your full name and mailing address?

Again, my name is _____________, a proxy voting specialist on behalf of the Value Line Funds

Today’s date is _____________ and the time is _____________ Eastern Time.

Mr./Ms. _____________, I have recorded your vote to (repeat vote intention) with respect to the proposals as set forth in the proxy materials you received. We will be mailing you a written confirmation of your vote within 72 hours.

If you wish to make any changes you may contact us by calling (855) 520-7715 Monday-Friday 9am-6pm or Saturday 10am-6pm EST. Thank you very much for your time and your vote. We hope you have a great day/evening.

What I am being asked to vote on?

To approve changes in, or the removal or reclassification of, certain fundamental policies:

1: Revise the fundamental policy related to borrowing.

2A: Revise the fundamental policy relating to concentration of investments.

2B: Reclassify the additional policy relating to concentration as non-fundamental.

3: Revise the fundamental policy relating to lending.

4A: Revise the fundamental policy relating to real estate and commodities.

4B: Remove the additional fundamental policy relating to real estate and commodities.

5: Revise the fundamental policy relating to senior securities.

6: Revise the fundamental policy relating to underwriting.

7: Convert the Fund’s investment objective from fundamental to non-fundamental.

8: Remove the fundamental policy relating to margin and short sales.

9: Remove the fundamental policy relating to diversification of investments.

10: Remove the fundamental policy relating to investments in unseasoned issuers.

11: Remove the fundamental policy relating to investments in issuers owned by the Fund’s trustees or officers.

12: Remove the fundamental policy relating to purchasing securities for the purpose of exercising control.

13: Remove the fundamental policy relating to warrants.

14: Remove the fundamental policy relating to the measurement of percentage restrictions on investments.

15: Remove the fundamental policy relating to the use of Value Line ranking systems.

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Value Line Funds

Outbound Script

Meeting Date: Tuesday, March 4th, 2014

Toll Free #: (855) 520-7715

If materials not received:

I can resend the materials to you. Do you have an email address this can be sent to?

(IF YES: Type email addresses in the notes and read it back phonetically to the shareholder)

(IF NO: Continue with standard script) Can you please verify your mailing address? (Verify entire address, including street name, number, town, state & zip)

Thank you. You should receive these materials shortly. Included in the email will be instructions to inform you of the methods available to you to cast your vote, one of which is to call us back at (855) 520-7715, Monday-Friday 9am-6pm or Saturday 10am-6pm EST.

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